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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants

We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 19, 1998, except for Note 12, as to which the date is March 26, 1998, on our audits of the consolidated financial statements and financial statement schedule of Proffitt's, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."


                                                 /s/ Price WaterhouseCoopers LLP


Birmingham, Alabama
August 19, 1998